UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2007
Pharmion Corporation
(Exact name of Registrant as specified in its charter)

Delaware	000-50447	84-1521333
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2525 28th Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)
720-564-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 18, 2007, Pharmion Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Celgene Corporation, a Delaware corporation (“Celgene”), and Cobalt Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Celgene (“Merger Sub”), that provides for the acquisition of the Company by Celgene by means of a merger of the Company with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”).
     The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $.001 per share (“Company Common Stock”), of the Company, issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock owned by Celgene or its wholly owned subsidiaries or as to which statutory appraisal rights are perfected) will be converted into the right to receive (i) that number of shares of common stock, par value $.01 per share (the “Celgene Common Stock”), of Celgene (the “Stock Portion”) equal to the quotient determined by dividing $47.00 by the Measurement Price (as hereinafter defined) (the “Exchange Ratio”); provided, however, that if the Measurement Price is less than $56.15, the Exchange Ratio will be 0.8370 and if the Measurement Price is greater than $72.93, the Exchange Ratio will be 0.6445 and (ii) $25.00 in cash, without interest. As used herein, “Measurement Price” means the volume weighted average price per share of Celgene Common Stock (rounded to the nearest cent) on The Nasdaq Stock Market for the 15 consecutive trading days ending on (and including) the third trading day immediately prior to the effective time of the Merger.
     In addition, the Merger Agreement provides that, at the effective time of the Merger, each unvested option to purchase shares of Company Common Stock will be converted into an option to acquire such number of shares of Celgene Common Stock equal to the product (rounded down to the nearest number of whole shares) of (i) the number of shares of Company Common Stock subject to such option immediately prior to the effective time of the Merger and (ii) the Option Exchange Ratio (as hereinafter defined) at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the effective time of the Merger divided by (B) the Option Exchange Ratio. The Merger Agreement also provides that, at the effective time of the Merger, each vested option to purchase shares of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and shall only entitle the holder of such option to receive, as soon as reasonably practicable after the effective time of the Merger, from Celgene, the consideration (subject to all applicable withholding taxes) such holder would have received if such holder had effected a cashless exercise of such vested option to purchase Company Common Stock immediately prior to the effective time of the Merger and the shares of Company Common Stock issued upon such cashless exercise were converted in the Merger into the consideration to be received by the stockholders of the Company in the Merger described above. As used herein, “Option Exchange Ratio” means the fraction having the numerator equal to the per share consideration to be received by the stockholders of the Company described above (valuing the Stock Portion at the Measurement Price thereof) and having the denominator equal to the Measurement Price.

     The boards of directors of the Company and Celgene have approved the Merger and the Merger Agreement. The consummation of the Merger is subject to customary closing conditions, including:
•	clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	absence of orders of any governmental authority prohibiting the consummation of the Merger;

•	the consummation of the Merger prior to September 30, 2008;

•	adoption of the Merger Agreement by the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock;

•	the effectiveness of a registration statement on Form S-4, to be filed by Celgene, in connection with the registration under the Securities Act of 1933, as amended, of the Celgene Common Stock to be issued in the Merger; and

•	no material adverse change in the business or condition of the Company or Celgene prior to the effective time of the Merger.
     The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, the Company’s corporate organization and capitalization, the accuracy of its reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the absence of certain changes or events relative to the Company since September 30, 2007, and the Company’s receipt of a fairness opinion from its financial advisors regarding the consideration to be received by the stockholders of the Company in the Merger. Similarly, Celgene makes representations and warranties regarding, among other things, its corporate organization and capitalization and the accuracy of its reports and financial statements filed under the Exchange Act.
     The Merger Agreement also includes covenants governing, among other things, the Company’s operations outside the ordinary course of business prior to the Merger.
     In addition, the Merger Agreement contains certain termination rights allowing the Company, Celgene or both parties to terminate the Merger Agreement upon the occurrence of certain conditions, including,(i) by either party, for failure to consummate the merger by September 30, 2008 or,(ii) by the Company in order to enter into an agreement for an alternative business combination transaction that constitutes a superior proposal if the Company complies with certain notice and other requirements set forth in the Merger Agreement.
     The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

     As described above, the Merger Agreement contains representations and warranties of the Company, Celgene and Merger Sub, made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company, Celgene and Merger Sub and are subject to important qualifications and limitations agreed to by the Company, Celgene and Merger Sub in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company, Celgene and Merger Sub rather than establishing matters as facts.
Item 7.01. Regulation FD Disclosure.
     On November 18, 2007, the Company and Celgene issued a joint press release announcing the execution and delivery of the Merger Agreement. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 of Form 8-K.
Additional Information about the Merger and Where to Find It
     This report shall not constitute an offer of any securities for sale. The acquisition will be submitted to the Company’s stockholders for their consideration. In connection with the acquisition, Celgene and the Company intend to file relevant materials with the SEC, including the registration statement, the proxy statement/prospectus and other relevant documents concerning the Merger. Investors and stockholders of Celgene and the Company are urged to read the registration statement, proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Celgene, the Company and the Merger. Stockholders of Celgene and the Company can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Celgene and the Company in connection with the announcement of the entry into the Merger Agreement, and any other relevant documents filed with the SEC when they become available. The proxy statement/prospectus, the registration statement and any other relevant materials (when they become available), and any other documents filed by Celgene and the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901, Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in Solicitations
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement on Schedule 14A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 18, 2007, by and among Celgene Corporation, Cobalt Acquisition LLC and Pharmion Corporation.

Exhibit 99.1	Press Release issued by Celgene Corporation and Pharmion Corporation, dated November 18, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	PHARMION CORPORATION

	By:	/s/ Steven N. Dupont

Name: Steven N. Dupont
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 18, 2007, by and among Celgene Corporation, Cobalt Acquisition LLC and Pharmion Corporation.

Exhibit 99.1	Press Release issued by Celgene Corporation and Pharmion Corporation, dated November 18, 2007.